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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (SEC File No. 333-84307), (ii) Form S-4 (SEC File
No. 333-91463), (iii) Form S-8 (SEC File No. 333-70145), (iv) Form S-8 (SEC File
No. 333-79331), and (v) Form S-8 (SEC File No. 333-95505) of EarthWeb Inc. of our report dated February 1, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, included in this Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

New York, New York
March 24, 2000